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                                                                    EXHIBIT 10.2

                                                                  EXECUTION COPY

                        MANAGEMENT SERVICES AGREEMENT

      This MANAGEMENT SERVICES AGREEMENT (this "AGREEMENT") is made as of April 28, 2005, by and among VMC ACQUISITION CORPORATION, a Delaware corporation (the "COMPANY") and TRANSPORTATION RESOURCE ADVISORS, LLC, a Delaware limited liability company ("TRA"), UNITED AUTO GROUP, INC. ("UAG"), PENSKE TRUCK LEASING CO., L.P. ("PTL"), and OPUS VENTURES GENERAL PARTNER LIMITED ("OPUS" and collectively with TRA, UAG and PTL, the "MANAGERS," and each a "MANAGER").

      WHEREAS, the Company is a direct wholly-owned subsidiary of VMC Holding Corporation, a Delaware corporation ("HOLDINGS");

      WHEREAS, the parties hereto desire to enter into this Agreement to evidence the Company's obligations to pay the amounts set forth herein in consideration of the services set forth herein.

      NOW THEREFORE, it is mutually agreed as follows:

1. Term.

      (a) The term of this Agreement shall commence on the date hereof and shall continue until terminated upon the earlier to occur of (i) immediately prior to the first firm commitment underwritten public offering of the common stock of Holdings, registered under the Securities Act of 1933, as amended, or (ii) the written consent of all Managers then a party hereto.

      (b) This Agreement shall terminate as to any individual Manager upon the earlier to occur of (i) written notice delivered by such Manager, or (ii) such Manager (including its affiliates) ceasing to hold at least 5% of the issued and outstanding common stock of Holdings.

2. Annual Fee.

      (a) As compensation for valuable benefit received or to be received by the Company with respect to advisory services to be provided by the Managers or their designated affiliates with respect to recommending, structuring and identifying sources of capital for the Company, monitoring, evaluating and making recommendations regarding potential acquisitions, analyzing the Company's operations, historical performance and future prospects in connection with financial and strategic corporate planning and other advisory services as the parties may mutually agree (collectively, the "MANAGEMENT SERVICES"), the Company shall pay to the Managers, to be divided among them as set forth in Annex A, for so long as this Agreement continues in effect, an aggregate annual fee equal to the greater of (i) $350,000 or (ii) two percent (2%) of the Company's consolidated EBITDA for each fiscal year (the "ANNUAL FEE") payable in cash in immediately available funds in quarterly installments on the 15th day of each calendar quarter. The Annual Fee and all other payments hereunder shall be prorated for partial periods. Payments in respect of the Annual Fee shall be made in advance based on the

Company's EBITDA for the most recently ended quarter prior to the applicable payment date; provided, however, that the payment for the period from May 1, 2005 though June 30, 2005 shall be made on May 15, 2005 and shall be in an amount equal to the greater of (x) 2% of the Company's EBITDA for the three-month period ending March 31, 2005, multiplied by 0.66 and (y) $58,333.34. At the time each payment is due, the Company will deliver to the Managers its calculation of EBITDA for the most recently ended quarter. That calculation shall be (x) based on the Company's financial statements, prepared in accordance with generally accepted accounting principals consistently applied and in accordance with Annex B, as Annex B may be changed from time to time and (y) certified by the Company's chief accounting or financial officer. Any disagreements shall be resolved as provided in paragraph 3(b) below. For the sake of clarity: each payment shall be in an amount equal to (x) the greater of the payment calculated as a percentage of EBITDA and (y) the same payment calculated as a percentage of the minimum Annual Fee. All amounts payable hereunder shall be calculated and paid in U.S. dollars, unless otherwise specified by the Managers.

      (b) At the end of each fiscal year, the Company shall prepare financial statements, which shall include a calculation of the Company's EBITDA, and shall cause its independent auditors to audit such financial statements and deliver the opinion of such auditors with respect to such financial statements, all in accordance with United States generally accepted accounting principles, applied consistently (the "AUDIT REPORT"). The Company shall cause the Audit Report to be delivered to the Managers. If any of the Managers has any objections to the Audit Report, it will deliver a detailed statement describing such objections to the Company within ten (10) days after receiving the Audit Report.

      (c) The parties will use reasonable efforts to resolve any such objections themselves. If the parties do not obtain a final resolution within ten (10) days after having received the statement of objections, the parties will select an accounting firm mutually acceptable to them to resolve any remaining objections. If the parties are unable to agree on the choice of an accounting firm, they will select a nationally-recognized accounting firm by lot (after excluding their respective regular outside accounting firms). The determination of any accounting firm so selected will be set forth in writing. The parties will revise the Audit Report, including the calculation of EBITDA, as appropriate to reflect the resolution of any objections thereto.

      (d) Upon obtaining an Audit Report the Company and the Managers shall true up the Annual Fee as determined based upon the Audit Report to the amounts paid hereunder during the preceding fiscal year. If the Annual Fee (as finally determined by the Audit Report) shall be greater than the amounts paid to the Managers hereunder during such fiscal year, then any amounts due to the Managers shall be paid by the Company to the Managers in immediately available funds. If the Annual Fee (as finally determined by the Audit Report) shall be less than the amounts paid to the Managers during such fiscal year, then any amounts due to the Company shall be deducted from the next scheduled fee payments, or in the case of the adjustment for the final period of this Agreement (or the final period applicable to any Manager), made by a payment to the Company by the Managers (or Manager, as applicable).

      (e) Upon the request of UAG (not to be made more frequently than once per calendar year), the Annual Fee payable to UAG shall be reviewed by UAG, to determine if the fair market value of the Management Services actually delivered by UAG (the "FMV") exceeds the Annual

                                      -2-

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Fee paid to UAG for such year (the "UAG FEE"). If the FMV is greater than the
UAG Fee for such year, the Company shall promptly pay the full amount of the difference to UAG.

      (f) For the purposes of determining the Annual Fee, the Company's consolidated EBITDA for each fiscal year shall be determined in accordance with the calculation set forth on Annex B hereto.

      (g) Notwithstanding anything to the contrary set forth herein, if the Company is prohibited from making any payment hereunder by any contractual obligation or debt instrument to which the Company or any of its subsidiaries is a party (or if making such payments would violate or cause a breach or default under any such contract or instrument), then such payment shall not be made and shall not then be due and the amount of such payment shall accrue and be paid at such time as the Company is no longer prohibited from making such payment.

3. Each of the Managers shall be reimbursed by the Company for expenses incurred by it and its affiliates in connection with performing the Management Services or any other services on behalf of the Company.

4. It is the understanding of the parties that any of the Managers and/or their respective affiliates may be involved with services (other than the Management Services) or potential acquisitions, mergers, financings or other major transactions involving the Company, in which case such Manager and/or its affiliates shall be entitled to compensation, in addition to the fees provided for herein, as the Company and such Manager shall mutually agree.

5. No advice rendered by any Manager in its advisory role hereunder, whether formal or informal, may be disclosed, in whole or in part, or summarized, excerpted from or otherwise referred to without such Manager's prior written consent. In addition, the advisory role of any Manager hereunder may not be otherwise referred to without such Manager's prior written consent.

6. The Company hereby acknowledges and agrees to the indemnification and other provisions set forth on Annex C, which is incorporated by reference into this Agreement.

7. In connection with the services provided hereunder, each Manager will be acting as an independent contractor and not in any other capacity, with duties owing solely to the Company.

8. Any notice required to be given hereunder shall be in writing and shall be deemed sufficient if delivered in person or mailed by certified mail or sent by reputable overnight courier service as follows:

            if to the Company:

            6001 North Adams Road
            Suite 100
            Bloomfield Hills, MI  48304

            if to TRA:

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            c/o Transportation Resource Advisors, LLC
            One Harmon Plaza, 9th Floor
            Secaucus, NJ 07094
            Attention: James A. Hislop.

            if to UAG:

            United Auto Group, Inc.
            2555 Telegraph Road
            Bloomfield Hills, MI  48302
            Attention: General Counsel
            Telecopier: (248) 648-2515

            if to PTL:

            Penske Truck Leasing Co., L.P.
            Route 10, Green Hills
            Reading, PA  19603-0563
            Attention: Vice President & Treasurer
            Telecopier: 610-856-1055

            with copy to:

            Sr. Vice President & General Counsel
            Telecopier: 610-775-6330

            if to Opus:

            Opus Ventures General Partner Limited
            The Giraffe House
            Burrough Court
            Burrough on the Hill
            Leicestershire
            LE142QS
            Attention: Laurence Vaughan
            Telecopier: +44(0)1664 452815

Any of the Company or any Manager may hereafter designate a different address for the purpose of receipt of notice by following the notice provisions hereof.

9. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including any corporation into which the Company shall consolidate or merge (without regard to whether the Company is the surviving entity) or to which it shall transfer substantially all of its assets. The rights and obligations of a Manager

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under this Agreement may be assigned by such party in its sole discretion to an affiliate or affiliates of such Manager. This Agreement may be amended only by a written instrument duly executed by all the parties hereto. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan applicable to contracts made and to be performed entirely within such state without giving effect to the principles of conflicts of laws.

10. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and first written above.

                             VMC ACQUISITION CORPORATION

                             By: /s/ David R. Mitchell
                                ----------------------------------------------
                                 Name: David R. Mitchell
                                 Title: President

                             TRANSPORTATION RESOURCE ADVISORS, LLC

                             By: /s/ David R. Mitchell
                                ----------------------------------------------
                                 Name: David R. Mitchell
                                 Title: Principal

                             UNITED AUTO GROUP, INC.

                             By: /s/ Shane M. Spradlin
                                ----------------------------------------------
                                 Name: Shane M. Spradlin
                                 Title: Secretary

                             PENSKE TRUCK LEASING CO., L.P.

                             By: Penske Truck Leasing Corporation, its General
                                 Partner

                             By: /s/ Wayne S. Angelbeck
                                ----------------------------------------------
                                 Name: Wayne S. Angelbeck
                                 Title: Vice President and Treasurer

                             OPUS VENTURES GENERAL PARTNER LIMITED

                             By: /s/ L. Vaughan
                                ----------------------------------------------
                                 Name: L. Vaughan
                                 Title: Parnter

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                                     ANNEX A

MANAGER           PERCENTAGE OF ANNUAL FEE(1)
-------           -------------------------
 UAG                       22.5%
 TRA                       57.5%
 PTL                       10.0%
 Opus                      10.0%

-------------------
(1) If this Agreement terminates as to any Manager pursuant to Section 1(b), the Annual Fee shall be reallocated among the remaining Managers in the same relative proportions as reflected above.

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                                     ANNEX B

Consolidated EBITDA is determined as follows:

Consolidated Net Income (as defined below)                       $__________

PLUS: (without duplication and only to the extent reflected as a charge or reduction in the statement of Consolidated Net Income for such period):

      all income taxes                                           ___________

      Consolidated Interest Expense (as defined below),
      whether paid or accrued for such period                    ___________

      depreciation and amortization expense                      ___________

      amortized debt discount                                    ___________

      any deduction as the result of any grant to any
      employees, officers or directors of the Company or
      any of its Subsidiaries of any capital stock of the
      Company                                                    ___________

      loss from extraordinary items                              ___________

      any non-cash loss arising from the sale, exchange
      or other disposition of assets out of the ordinary
      course of business, other than Accounts (as defined
      below)                                                     ___________

      any other non-cash losses (other than non-cash
      losses relating to write-offs, write-downs or
      reserves with respect to Accounts)                         ___________

      items expensed as set forth on Schedule 1.1(a) of
      the Credit Agreement, dated as of April 29, 2005,
      among the Company, VMC Acquisition Corporation, VAM
      UK Acquisition Corporation Limited, and Comerica
      Bank.                                                      ___________

      stay, retention and/or exit bonuses paid to
      employees during the 12 month period following
      April 29, 2005.                                            ___________

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
LESS: (without duplication and only to the extent included in Consolidated Net Income for such period):

      income tax credits                                         ___________

      interest income                                            ___________

      gain from extraordinary items                              ___________

      any gain arising from the sale, exchange or other
      disposition of assets out of the ordinary course of
      business, other than Accounts                              ___________

      any other non-cash gains                                   ___________

TOTAL:                                                           $__________

      For the purposes of this Annex B:

      "Accounts" shall mean accounts or accounts receivable as defined under the Uniform Commercial Code.

      "Consolidated Interest Expense" shall mean for any period consolidated cash interest expenses of the Company and its consolidated Domestic Subsidiaries (including that attributable to capitalized leases) determined in accordance with GAAP.

      "Consolidated Net Income" shall mean for any period, the consolidated net income (or loss) of the Company and its consolidated Domestic Subsidiaries (as defined below), determined in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any person accrued prior to the date it becomes a Domestic Subsidiary or is merged into or consolidated with the Company or any Domestic Subsidiary, (b) the income (or deficit) of any person (other than a Subsidiary of the Company) in which any person (other than the Company or any of its Subsidiaries) has a joint interest, except to the extent that any such income is actually received by the Company or any of its Domestic Subsidiaries by such person in the form of dividends or similar distributions and (c) the undistributed earnings of any Domestic Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary, (d) any restoration to income of any contingency reserve of the Company and its Domestic Subsidiaries, except to the extent that provision for such reserve was made out of income accrued during such period, (e) any non-cash net gain attributable to the write up of any asset of the Company and its Domestic Subsidiaries and (f) any non-cash loss attributable to the write-down of any asset (other than Accounts) of the Company and its Domestic Subsidiaries.

      "Domestic Subsidiary" shall mean any Subsidiary of the Company incorporated or organized under the laws of the United States of America, or any state or other political subdivision thereof or which is considered to be a "disregarded entity" for purposes of Section 956 of the Internal Revenue Code.

      "Subsidiary(ies)" shall mean any other corporation, association, joint stock company, business trust, limited liability company or any other business entity of which more than fifty percent (50%) of the outstanding voting stock, share capital, membership or other interests, as the case may be, is owned either directly or indirectly by any person or one or more of its Subsidiaries, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by any person and/or its Subsidiaries.

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                                     ANNEX C

In the event that any Manager becomes involved in any capacity in any action, proceeding or investigation brought by or against any person, in connection with or as a result of any matter contemplated by or referred to in this Agreement, the Company periodically will reimburse such Manager for its legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. The Company also will indemnify and hold such Manager, harmless against any and all losses, claims, damages or liabilities to any such person in connection with or as a result of any matter contemplated by or referred to in this Agreement, except to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of such Manager, in performing the services that are the subject of this Agreement. If for any reason the foregoing indemnification is unavailable to such Manager or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by such Manager as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Company, on the one hand, and such Manager on the other hand, in the matters contemplated by or referred to in this Agreement as well as the relative fault of the Company and such Manager with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliate of such Manager and the partners, directors, agents, employees and controlling persons (if any), as the case may be, of such Manager and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, such Manager, any of their respective affiliates and any such person. The Company also agrees that neither such Manager nor any of its affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of any matter contemplated by or referred to in this Agreement except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or bad faith of such Manager in performing the services that are the subject of this Agreement. Prior to entering into any agreement or arrangement with respect to, or effecting, any proposed sale, exchange, dividend or other distribution or liquidation of all or a significant portion of its assets in one or a series of transactions or any significant recapitalization or reclassification of its outstanding securities that does not directly or indirectly provide for the assumption of the obligations of the Company set forth in this Annex A, the Company will notify such Manager in writing thereof (if not previously so notified) and, if requested by such Manager, shall arrange in connection therewith alternative means of providing for the obligations of the Company set forth in this Annex A, including the assumption of such obligations by another party, insurance, surety bonds or the creation of an escrow, in each case in an amount and upon terms and conditions satisfactory to such Manager. Any right to trial by jury with respect to any action or proceeding arising in connection with or as a result of any matter contemplated by or referred to in this Agreement is hereby waived by the parties hereto. The provisions of this Annex A shall survive any termination or completion of the term provided by this Agreement, and this Agreement shall be governed by and construed in accordance with the laws of the State of Michigan without regard to principles of conflicts of laws.

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